Exhibit 10.28

WARRANT AGREEMENT
Dated as of
July 26, 2016
between
CONTURA ENERGY, INC.
and
COMPUTERSHARE INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.
Collectively, as Warrant Agent
For 810,811 Series A Warrants

Table of Contents

EXHIBIT A    Form of Series A Warrant

This WARRANT AGREEMENT is dated as of July 26, 2016 (this “Agreement”), among Contura Energy, Inc., a Delaware corporation (the “Company”), and Computershare Inc. (“Computershare”) and Computershare Trust Company, N.A., collectively as Warrant Agent (collectively, the “Warrant Agent”). All terms used but not defined in this Agreement shall have the respective meanings assigned to them in the form of Warrant Certificate attached to this Agreement as Exhibit A.
Pursuant to the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, as confirmed by the Bankruptcy Court on July 12, 2016 , the Company hereby issues warrants (the “Warrants”) to purchase initially 810,811 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company.
The Warrants will be substantially in the form attached hereto as Exhibit A.
Each Warrant entitles the registered holder thereof (the “Holder”) to receive, upon exercise thereof, a number of shares of Common Stock determined by the provisions of the relevant Warrant Certificate. Each Warrant Certificate (including any Global Warrant) shall evidence such number of Warrants as is set forth therein, subject to adjustment pursuant to the provisions of the Warrant Certificate.
The Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be freely transferable by Holders that are not Affiliates of the Company, subject to any applicable restrictions in the relevant Warrant Certificate. The Company desires the Warrant Agent to act on behalf of the Company in connection with the registration, transfer, exchange, exercise and cancellation of the Warrants as provided in this Agreement and the Warrant Certificates, and the Warrant Agent is willing to so act.
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:
ARTICLE I
DEFINITIONS
Section 1.01. Definitions.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.
“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental actions to close.
“Common Stock” means the common stock, par value $0.01 per share, of the Company, subject to Section 12(E) of the Warrant Certificate.
“Custodian” means Computershare Trust Company, N.A., as custodian for the Depositary, or any successor thereto.
“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Exercise Period” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.
“Exercise Price” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.
“Officer” means the President, Chief Executive Officer, Chief Financial Officer, General Counsel, Controller and Corporate Secretary of the Company, and any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company.
“Officers’ Certificate” means a certificate signed by two Officers.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Warrant Agent. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.
“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity.
“Shares” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Warrant Certificate” means any fully registered certificate (including a Global Warrant) issued by the Company and authenticated by the Warrant Agent under this Agreement evidencing Warrants, in the form attached as Exhibit A hereto.
“Warrant Share Number” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.
Section 1.02. Other Definitions.

Term	Defined in Section
“Agreement”	Recitals
“Company”	Recitals
“Computershare”	Recitals
“Funds”	5.02(h)
“Global Warrant”	2.01(a)
“Holder” or “Holders”	Recitals
“Loss” or “Losses”	5.05(b)
“Registry”	2.03
“Warrant”	Recitals
“Warrant Agent”	Recitals

Section 1.03. Rules of Construction.
Unless the text otherwise requires:
(a) a defined term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof;
(c)    “or” is not exclusive;
(d)    “including” means including, without limitation; and
(e)    words in the singular include the plural and words in the plural include the singular.
ARTICLE II
WARRANTS
Section 2.01. Form.
(a)    Global Warrants. Except as provided in Section 2.04 or 2.05, Warrants issued upon any transfer or exchange thereof shall be issued in the form of one or more permanent global Warrants in fully registered form with the global securities legend set forth in the form of

Warrant Certificate attached as Exhibit A hereto (each, a “Global Warrant”), which shall be deposited on behalf of the Company with the Custodian (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.
(b)    Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depositary.
(i)    The Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign, either by manual or facsimile signature, and deliver one or more Global Warrants that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.
(ii)    Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary except to the extent set forth herein or in a Warrant Certificate.
(c)    Definitive Securities. Except as provided in Section 2.04 or 2.05, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants.
(d)    Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the Officer or Officers executing such Warrant Certificates, as evidenced by their execution thereof. Any Warrant Certificate shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement (and which insertions, letters, numbers, marks of identification, legends or endorsements do not affect the rights, duties, immunities or obligations of the Warrant Agent), (ii) such as may be required to comply with this Agreement, any applicable law or any rule of any securities exchange on which the Warrants may be listed, and (iii) such as may be necessary to conform to customary usage.
Section 2.02. Execution and Countersignature.
(a)    Execution by the Company. At least one Officer shall sign the Warrant Certificates for the Company by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.
(b)    Countersignature by the Warrant Agent. The Warrant Agent shall initially countersign, either by manual or facsimile signature, and deliver Warrant Certificates evidencing in the aggregate not more than 810,811 Warrants upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized. Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.
(c)    Subsequent Issue of Warrant Certificates. At any time and from time to time after the execution of this Agreement, the Warrant Agent shall upon receipt of a written order of the Company signed by an Officer of the Company countersign, by either manual or facsimile signature, and issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided that the Warrant Agent shall be entitled to receive, in connection with such countersignature of Warrants described in this Section 2.02(c), an Officers’ Certificate and an Opinion of Counsel of the Company to the effect that issuance and execution of such Warrants is authorized or permitted by this Agreement. Such written order of the Company shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized. Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.
(d)    Validity of Warrant Certificates. The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent countersigns the Warrant Certificate either manually or by facsimile signature. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement. Countersigned Warrant Certificates may be delivered, notwithstanding the fact that the persons or any one of them who countersigned the Warrants shall have ceased to be proper signatories prior to the delivery of such Warrants or were not proper signatories on the date of this Agreement.
Section 2.03. Registry.
The Warrants shall be issued in registered form only. The Warrant Agent shall keep a registry (the “Registry”) of the Warrant Certificates and of their transfer and exchange.

The Registry shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates, and record all exchanges, exercise, cancellation and transfers of the Warrants. The Holder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name the Global Warrant is registered. The Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in the Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members and will not be known to the Warrant Agent, the Company or to the Depositary. Any Warrant Certificate may be surrendered for transfer, cancellation, exchange or exercise, in accordance with its terms, at the office of the Warrant Agent designated for such purpose. The Company and the Warrant Agent may deem and treat any Person in whose name a Warrant Certificate is registered in the Registry as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.
Section 2.04. Transfer and Exchange.
(a)    Transfer and Exchange of Global Warrants.
(i)    The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the procedures of the Depositary therefor.
(ii)    Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a Global Warrant may only be transferred as a whole, and not in part, and only by (A) the Depositary, to a nominee of the Depositary, (B) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (C) the Depositary or any such nominee to a successor Depositary or its nominee.
(iii)    In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with Section 9 of the Warrant Certificate and such procedures as are substantially consistent with the provisions of this Section 2.04 and the requirements of any Warrant Certificate and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.
(b)    Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is transferred or exchanged for Definitive Warrants, repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received notice from the Holder of the amount thereof.

(c)    Obligations with Respect to Transfers and Exchanges of Warrants.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, either by manual or facsimile signature, Global Warrants and Definitive Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04. A transferor of a Global Warrant or a Definitive Warrant shall deliver to the Warrant Agent a written instruction of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing. Additionally, prior to registration of any transfer or exchange of a Warrant, the requirements for the Warrant issued upon such transfer or exchange to be issued in a name other than the registered Holder shall be met. Such requirements include, inter alia, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (at a guarantee level reasonably acceptable to the Company’s transfer agent), and any other reasonable evidence of authority that may be required by the Warrant Agent. Upon satisfaction of the conditions in this clause (i), the Warrant Agent shall, in accordance with such instructions, register the transfer or exchange of the relevant Global Warrant or Definitive Warrant.
(ii)    No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment from a Holder of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith. The Warrant Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes, assessments, and/or governmental charges unless and until the Warrant Agent is satisfied that all such taxes, assessments, and/or governmental charges have been paid.
(iii)    All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.
(d)    No Obligation of the Warrant Agent.
(i)    The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). Except as set forth in the Warrant Certificate, the rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)    The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfer between or among the Agent Members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement and the Warrant Certificate, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.05. Definitive Warrants.
(a)    Issuance of Definitive Warrants. Beneficial interests in a Global Warrant deposited with the Depositary or with the Custodian pursuant to Section 2.01 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement in accordance with the applicable rules and procedures of the Depositary, or (iii) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under federal bankruptcy laws or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation.
(b)    Surrender of Global Warrants and Exchange for Definitive Warrants. Any Global Warrant that is to be exchanged, in whole or in part, for Definitive Warrants pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so exchanged, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, either by manual or facsimile signature, and deliver to each beneficial owner of such Global Warrant (or, in the case of clause (ii) in Section 2.05(a), to each beneficial owner requesting such an exchange) in the name of such beneficial owner, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such exchange in the Registry, and if the entire Global Warrant has been exchanged for Definitive Warrants the surrendered Global Warrant shall be cancelled by the Warrant Agent.

(c)    Validity of Definitive Warrants. All Definitive Warrants issued upon transfer pursuant to this Section 2.05 shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement and the Global Warrant surrendered upon such transfer.
(d)    Definitive Warrant Certificates. In the event of the occurrence of any of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.
(e)    No Liability. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.
Section 2.06. Replacement Certificates.
If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides evidence reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual or facsimile signature, a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent and Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. In the case of the Warrant Certificate that is lost, destroyed or wrongfully taken, if required by the Warrant Agent or the Company, such Holder shall furnish an open-penalty surety bond sufficient in the judgment of the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate prior to issuing and delivering a replacement Warrant Certificate to such Holder. Every replacement Warrant Certificate evidences an additional obligation of the Company.
Section 2.07. Outstanding Warrants.
Subject to Section 6.02, the Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation; provided that in determining the “Majority Holders” as defined in the Warrant Certificate, Warrants owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding. The Company shall not sell, and shall use commercially reasonable efforts to prevent any Affiliate of the Company from selling, any Warrant if the Warrant would constitute a “restricted security” (within the meaning of Rule 144 under the Securities Act) upon such resale.
If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.
Section 2.08. Cancellation.

In the event the Company shall purchase or otherwise acquire Definitive Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.
The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver any canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants that have been exercised or Warrants that the Company has purchased or otherwise acquired.
Section 2.09. CUSIP Numbers.
In issuing the Warrants, the Company may use CUSIP numbers (if then generally in use) and, if so, the Warrant Agent shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.
Section 2.10. Withholding and Reporting Requirements.
The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental unit, and all distributions, including deemed distributions, pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision to the contrary, the Company will be authorized to
(i)    take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (ii) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (iii) liquidate a portion of any non-cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes or (iv) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Holders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) and/or requiring Holders to pay the withholding tax amount to the Company in cash as a condition of receiving the benefit of any antidilution adjustment pursuant to Article IV.
Section 2.11. Proxies.
The registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.
ARTICLE III
EXERCISE TERMS

Section 3.01. Exercise.
The Exercise Price of each Warrant, the Warrant Share Number, the number of Warrants evidenced by any Warrant Certificate and the Exercise Period of each Warrant shall be set forth in the related Warrant Certificate. The Exercise Price of each Warrant and the Warrant Share Number are subject to adjustment pursuant to the terms set forth in the Warrant Certificate.
Section 3.02. Manner of Exercise and Issuance of Shares.
Warrants may be exercised in the manner set forth in Sections 3 and 4 of the Warrant Certificate, and upon any such exercise, if any Shares are issuable pursuant to Section 4 of the Warrant Certificate, such Shares shall be issued in the manner set forth in Section 5 of the Warrant Certificate.
Section 3.03. Covenants Relating to Common Stock Issuable Upon Warrant Exercise.
(a)    Common Stock Certificates. The Warrant Agent is hereby authorized to request from time to time from any stock transfer agents of the Company stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement and the applicable Warrant Certificate, and the Company agrees to authorize and direct such transfer agents to comply with all such requests of the Warrant Agent. The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash that may be payable upon exercise of Warrants as provided herein and in each Warrant Certificate.
(b)    Common Stock Reserve. The Company hereby confirms that it previously has authorized and instructed its transfer agent and registrar for the Common Stock to create a special account for the reserve of a number of shares of Common Stock equal to the aggregate Warrant Share Number for all outstanding Warrants to be issued upon exercise of the Warrants, and such reserve account shall be maintained until the earlier of (1) the end of the Exercise Period and (2) the time at which all Warrants have been exercised.
Section 3.04. Exercise Calculations.
To the extent applicable, the Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the number of Shares deliverable pursuant to any exercise of Warrants. The number of Shares to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) as set forth in the Warrant Certificate. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Shares to be issued on such exercise is accurate or correct.
Section 3.05. Delivery of Exercise Price.
The Warrant Agent shall forward cleared funds received for Warrant exercises in a given month by the fifth business day of the following month, by wire transfer to an account designated by the Company. Notwithstanding the foregoing, in the event such received funds equal or exceed $5,000, all such accumulated funds shall be delivered within five business days after reaching such $5,000 threshold.
Section 3.06. Cash in Lieu of Fractional Shares.
Unless otherwise provided for in standing arrangements with the Depositary in respect of Global Warrants, the Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional Shares, pursuant to the Warrant Certificate. From time to time thereafter, the Warrant Agent may request additional funding to cover payments for fractional Shares, as needed. The Warrant Agent shall have no obligation to make payments for fractional shares unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.
Section 3.07. Cost Basis Information.
Promptly following a request by the Warrant Agent in connection with any issuance of Shares upon exercise of the Warrants, the Company shall provide to the Warrant Agent the cost basis for such Shares issued.
ARTICLE IV
ANTIDILUTION PROVISIONS
Section 4.01. Antidilution Adjustments; Notice of Adjustment.
The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as provided in Section 12 of the Warrant Certificate. Whenever the Exercise Price or the Warrant Share Number is so adjusted or is proposed to be adjusted as provided in Section 12 of the Warrant Certificate, the Company shall deliver to the Warrant Agent the notices or statements, and shall cause a copy of such notices or statements to be sent or communicated to each Holder pursuant to Section 6.03, as provided in Section 12(H) of the Warrant Certificate.
Section 4.02. Adjustment to Warrant Certificate.
The form of Warrant Certificate need not be changed because of any adjustment made pursuant to the Warrant Certificate (except as expressly provided in Section 12(E) of the Warrant Certificate), and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Warrant Share Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed. In the event of any such change, the Company shall give prompt notice thereof to all registered Holders and, if appropriate, notation thereof shall be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.
ARTICLE V
WARRANT AGENT
Section 5.01. Appointment of Warrant Agent.
The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own gross negligence, willful misconduct or bad faith. Notwithstanding anything in this Agreement to the contrary, other than for its own fraud, recklessness, willful misconduct or bad faith, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought, and in no event shall the Warrant Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.
The rights and obligations of the parties set forth in this Section 5.01 shall survive the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.
Section 5.02. Rights and Duties of Warrant Agent.
(a)    Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation of agency or trust or any relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.
(b)    Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.
(c)    Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it, absent gross negligence, willful misconduct or bad faith, in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper officers or other parties of the

Company. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.
(d)    No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied or inferred duties, responsibility or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise. The Warrant Agent shall have no duty or responsibility to ensure compliance with any applicable federal or state securities law in connection with the issuance, transfer or exchange of any Warrants under this Agreement.
(e)    Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the Warrant Share Number or the Exercise Price or to calculate any such adjustment, or to make any determination with respect to the nature or extent of any adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 12 of the Warrant Certificate, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 12 of the Warrant Certificate, or to comply with any of the covenants of the Company contained in the Warrant Certificate or this Agreement.
(f)    Notices or Demands Addressed to the Company. If the Warrant Agent receives any notice or demand addressed to the Company by the Holder of a Warrant, the Warrant Agent shall promptly forward such notice or demand to the Company.
(g)    Ambiguity. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminate such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent is authorized and directed hereby to comply with any orders, judgments, or decrees of any court that it believes has jurisdiction over it and, absent gross negligence, willful misconduct or bad faith, will not be liable as a result of its compliance with the same.
(h)    Deposits. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any Warrantholder or any other party.
Section 5.03. Individual Rights of Warrant Agent.
The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
Section 5.04. Warrant Agent’s Disclaimer.
The Warrant Agent shall not be responsible for, and makes no representation as to the validity or adequacy of, this Agreement (except the due and valid authorized execution and delivery of this Agreement by the Warrant Agent) or the Warrant Certificates (except the due countersignature of the Warrant Certificate(s) by the Warrant Agent) and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon; nor will the Warrant Agent be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates.
Section 5.05. Compensation and Indemnity.

(a)    Compensation of Warrant Agent. The Company agrees to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent under this Agreement and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, including the reasonable and documented counsel fees and expenses, incurred by the Warrant Agent in connection with the preparation, delivery, administration, execution and amendment of this Agreement and the performance of the services rendered by the Warrant Agent under this Agreement. The Company is not obligated to reimburse any expense incurred by the Warrant Agent through gross negligence, willful misconduct or bad faith.
(b)    Indemnification by the Company. The Company shall indemnify and hold harmless the Warrant Agent, its officers and directors against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it (each, a “Loss” and, collectively, “Losses”) without gross negligence, willful misconduct or bad faith on its part arising out of or in connection with the acceptance, administration, exercise or performance of its duties under this Agreement. The Company shall further indemnify and hold the Warrant Agent harmless from and against any Loss arising out of or attributable to the Warrant Agent’s acting on the written instructions of the Company, so long as the Warrant Agent so acted without gross negligence, willful misconduct or bad faith. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The costs and expenses incurred by the Warrant Agent in successfully enforcing its right of indemnification hereunder shall be paid by the Company. The Company is not obligated to indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The rights and obligations of the parties set forth in Sections 5.05(a) and (b) shall survive the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.
Section 5.06. Successor Warrant Agent.
(a)    Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable.
(b)    Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 5.06(b) shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and (v)

having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent.
(c)    Company to Appoint Successor. In the event that at any time the Warrant Agent resigns, is removed, becomes incapable of acting, fails to perform any of its obligations hereunder or under any Warrant Certificate in accordance with the terms hereof or thereof, is adjudged bankrupt or insolvent, commences a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law, consents to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they become due, or takes corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises has been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises has been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer takes charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, meeting the qualifications specified in Section 5.06(b), will be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Warrant Agent may petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.
(d)    Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.
(e)    Successor by Merger. Any entity into which the Warrant Agent hereunder may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent is a party, or any entity to which the Warrant Agent sells or otherwise transfers all or substantially all of its assets and business (including with respect to the administration of this

Agreement), shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that it is open for business on each business day and (i) (A) is organized under the laws of the United States of America or one of the states thereof, (B) is authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers and (C) has a combined capital and surplus of at least $50,000,000 or (ii) is an Affiliate of an entity that meets the requirements set forth in clause (i).
Section 5.07. Representations of the Company. The Company represents and warrants to the Warrant Agent that:
(a)    the Company has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation;
(b)    this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity;
(c)    the execution and delivery of this Agreement does not, and the issuance of the Warrants in accordance with the terms of this Agreement and the Warrant Certificate will not, (i) violate the Company’s certificate of incorporation or by-laws, (ii) violate any law or regulation applicable to the Company or order or decree of any court or public authority having jurisdiction over the Company, or (iii) result in a breach of any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound, except in the case of (ii) and (iii) for any violations or breaches that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and
(d)    the Company shall provide an opinion of counsel to the Warrant Agent on or prior to the date hereof stating that (i) the Warrants have been duly authorized and (ii) the Shares initially issuable upon exercise of the Warrants have been duly authorized and reserved and, when issued upon exercise of the Warrants in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.
ARTICLE VI
MISCELLANEOUS
Section 6.01. Persons Benefitting.
Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent, the Holders and the owners of beneficial interest of the Warrants any right, remedy or claim under or by reason of this Agreement or any part hereof.
Section 6.02. Amendment.

This Agreement and the Warrants may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein or adding or changing any other provisions with respect to matters or questions arising under this Agreement or the Warrants as the Company, acting in good faith, and the Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the rights of any of the Holders in any respect. Any amendment or supplement to this Agreement or the Warrants, or any waiver hereunder or thereunder, in each case, that has a material adverse effect on the interests of any of the Holders or owners of a beneficial interest in a Global Warrant in any respect shall require the written consent of the Holders of a majority of the then outstanding Warrants; provided that the consent of each Holder affected thereby shall be required for any amendment pursuant to which
(i)    the Exercise Price would be increased, the Warrant Share Number would be decreased or the kind or amount of other property issuable upon exercise of the Warrants would be changed or decreased, as applicable (in each case, other than pursuant to adjustments provided for in Section 12 of the Warrant Certificate), (ii) the time period during which the Warrants are exercisable would be shortened, (iii) any change adverse to the Holder would be made to the anti-dilution provisions set forth in Article IV of this Agreement or Section 12 of the Warrant Certificate (including all definitions used therein) (excluding any amendment following a Reorganization, pursuant to Section 12(F) of the Warrant Certificate, specifying that the anti-dilution provisions shall apply only to that portion of the Exchange Property consisting of securities), (iv) the Holder’s right to exercise the Warrants and receive Shares upon such exercise, or the ability of any Holder or Agent Member (on behalf of itself or any beneficial owner) to enforce such right, would otherwise be materially impaired, or (v) the percentage of Holders required to amend the Warrants or this Agreement or grant a waiver thereunder or hereunder would be reduced. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants that the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination. The Company and the Warrant Agent may set a record date for any such direction, waiver or consent and only the Holders as of such record date shall be entitled to make or give such direction, waiver or consent. The Warrant Agent shall have no duty to determine whether any such amendment would have an effect on the rights or interests of the holders of the Warrants. Upon receipt by the Warrant Agent of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the execution of the amendment have been complied with and such execution is permitted by this Agreement and the Warrant Certificate, the Warrant Agent shall join in the execution of such amendment; provided that the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which affects the rights or changes or increases the duties or obligations of the Warrant Agent. Promptly following execution of any amendment or supplement to this Agreement or the Warrant Certificate, the Company shall send a copy thereof to the Warrant Agent and cause such document to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 19 of the Warrant

Certificate; provided further that failure to deliver such copy to the Warrant Agent or otherwise deliver such document to all Warrantholders or holders of a beneficial interest in a Global Warrant or any defect therein shall not affect the validity of such amendment or supplement. As a condition precedent to the Warrant Agent’s execution of any such amendment, the Company shall deliver to the Warrant Agent an Officer’s Certificate that states that the proposed amendment is in compliance with the terms of this Section 6.02.
Section 6.03. Notices.
Any notice or communication shall be in writing and delivered in person, by certified or registered mail, or nationally-recognized courier, or by facsimile or e-mail transmission, if acceptable to the parties, addressed as follows:
if to the Company:
Contura Energy, Inc.
P.O. Box 848
Bristol, TN 37621-0848

with a copy to:
Byron B. Rooney
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Telephone: (212) 450-4658
Facsimile: (212) 701-5658

if to the Warrant Agent:
Computershare Inc.
250 Royall Street
Canton, Massachusetts 02021
Attn: General Counsel

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.
Unless the Warrant is a Global Warrant, any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such Holder shall be deemed to be effective at the time of dispatch to the Depositary.
Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is provided in the manner provided above, it is duly given, whether or not the intended recipient actually receives it.

Section 6.04. Governing Law.
This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
Section 6.05. Successors.
All agreements of the Company in this Agreement and the Warrants shall bind its successors and permissible assigns. All agreements of the Warrant Agent in this Agreement shall bind its successors and permissible assigns.
Section 6.06. Multiple Originals; Counterparts.
The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
Section 6.07. Inspection of Agreement.
A copy of this Agreement shall be made available at all reasonable times for inspection by any registered Holder or owner of a beneficial interest in a Global Warrant at the office of the Warrant Agent (or successor warrant agent) designated for such purpose.
Section 6.08. Table of Contents.
The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 6.09. Severability.
The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.
Section 6.10. Customer Identification Program.
Each Person that is a party hereto acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify each such Person.
Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from any such Person that will help the Warrant Agent to identify such

Person, including without limitation, as applicable, such Person’s physical address, tax identification number, organizational documents, certificate of good standing or license to do business. Each person or entity that is a party hereto agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies each such Person’s identity in accordance with the Customer Identification Program requirements.
Section 6.11. Confidentiality.
The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrantholder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).
Section 6.12. Force Majeure.
Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.
CONTURA ENERGY, INC.
by:    /s/ John DeGroote
Name: John DeGroote
Title: President and Secretary

[SIGNATURE PAGE TO WARRANT AGREEMENT]

COMPUTERSHARE INC., as Warrant Agent,
by    /s/ Neda Sheridan
Name: Neda Sheridan
Title:    Vice President

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent,
by     /s/ Neda Sheridan
Name: Neda Sheridan
Title: Vice President

EXHIBIT A
FORM OF SERIES A WARRANT

FORM OF SERIES A WARRANT
[Global Warrant Legend]
[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO CONTURA ENERGY, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

GLOBAL WARRANT
representing
SERIES A WARRANTS
to acquire shares of Common Stock of
CONTURA ENERGY, INC.
No. [ ]                                CUSIP No: [            ]
1.    Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined herein that are defined in the Warrant Agreement shall have the meanings set forth in the Warrant Agreement.
“Additional Cash” has the meaning ascribed to it in Section 12(F). “Affiliate” shall have the meaning ascribed to it in the Warrant Agreement.
“Agent Members” shall have the meaning ascribed to it in the Warrant Agreement.
“Appraisal” means an appraisal of the fair market value per share of Common Stock, determined by a Financial Expert in accordance with IRS Revenue Ruling 59-60 (without regard to lack of liquidity or application of discounts for minority interests).
“Board of Directors” or “Board” means the board of directors of the Company.
“business day” shall have the meaning ascribed to it in the Warrant Agreement.
“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests in such Person.
“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.
“Common Stock” means the Company’s common stock, $0.01 par value per share, subject to Section 12(E).
“Company” means Contura Energy, Inc., a Delaware corporation.
“Confirmation Order” means the Order Confirming Second Amended Joint Plan of Reorganization of Alpha Natural Resources, Inc., et al., Chapter 11 Case No. 15-33896 (KRH) dated as of July 12, 2016.

“Current Appraisal” means, in respect of any Exercise Date:
(i)    if the Company elects to conduct an Appraisal pursuant to Section 20(C)(ii) in respect of such Exercise Date, such Appraisal;
(ii)    the Appraisal otherwise most recently delivered by the Company as of such Exercise Date or, if none, the Appraisal required to be delivered by the Company pursuant to Section 20(C)(i) in respect of such Exercise Date; and
(iii)    if the Appraisal that would otherwise be the Current Appraisal is disputed pursuant to Section 20(D), such Appraisal as determined by the arbitrator for such dispute.
“Custodian” shall have the meaning ascribed to it in the Warrant Agreement.
“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Determination Date” means, in respect of any Exercise Date for which the relevant Exercise Notice is not validly revoked:
(i)    if Physical Settlement is applicable, such Exercise Date; and
(ii)    if Net Settlement is applicable, (a) if Fair Market Value in respect of such Exercise Date is to be determined pursuant to clause (i) of the definition of Fair Market Value, the last day of the applicable Valuation Period, and (b) otherwise, the latest of (x) the thirtieth day following delivery of the relevant Current Appraisal, (y) the latest date for any election pursuant to Section 20(C) or 20(D) and (z) if any election is made pursuant to Section 20(C) or 20(D), the fifth business day following the determination of the Current Appraisal.
“Discounted Issuance” has the meaning set forth in Section 12(D). “Effective Price” means:
(i)    with respect to Common Stock acquired for cash, the per share amount of the net cash proceeds received by the Company for such Common Stock;
(ii)    with respect to Common Stock acquired for other consideration, the per share Fair Market Value of the net consideration received by the Company for such Common Stock;
(iii)    with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the Fair Market Value of the aggregate consideration, if any, received by the Company for such option, warrant or right divided by the number of shares of Common Stock into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration; and
(iv)    with respect to securities convertible or exchangeable into Common Stock, (x) the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by (y) the number of shares of Common Stock per security for which such securities are convertible or exchangeable.
“Exchange” means the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, the principal other market on which the Common Stock is then traded.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Exchange Property” has the meaning ascribed to it in Section 12(E).
“Exercise Date” has the meaning set forth in Section 3.
“Exercise Notice” means a notice in the form attached hereto as Annex B delivered by the Warrantholder to the Company in accordance with Section 6.03 of the Warrant Agreement to exercise the Warrant.
“Exercise Period” has the meaning set forth in Section 3.
“Exercise Price” means $55.93 per Share subject to any adjustment or adjustments in accordance with Section 12 hereof.
“Expiration Time” has the meaning ascribed to in in Section 3.
“Fair Market Value” means:
(i)    in the case of shares of stock that are listed on a Principal Exchange and have been so listed for the ten trading days immediately preceding the relevant Exercise Date or other day as of which Fair Market Value is being determined, with respect to any Valuation Period, the arithmetic average of the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems for each Valuation Day in such Valuation Period, as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page for such shares in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Valuation Day (or, if such volume-weighted average price is unavailable, the Fair Market Value of such shares as determined pursuant to clause (ii) below); provided that, with respect to any determination of Fair Market Value pursuant to this clause (i), the Company, in its good faith determination, shall make appropriate adjustments to such daily volume-weighted average prices to account for any adjustments to the Exercise Price and Warrant Share Number that become effective, or any event requiring any adjustments to the Exercise Price and Warrant Share Number where the record date, effective date, expiration date or issuance date, as the case may be, of the event occurs, during such Valuation Period.
(ii)    in the case of securities not covered by (i) above, the Fair Market Value of such securities shall be (a) for purposes of Section 4, the Current Appraisal in respect of the relevant Exercise Date and (b) for all other purposes hereunder, determined by a Financial Expert, using one or more valuation methods that such Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
(iii)    in the case of cash, the amount thereof.
(iv)    in the case of other property, the Fair Market Value of such property shall be determined by a Financial Expert, using one or more valuation methods that such Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
“Financial Expert” means a nationally recognized and independent investment banking or valuation firm selected in good faith by the Company.
“First Lien Lender Distribution” shall have the meaning ascribed to it in the Plan. “First Lien Lenders” shall have the meaning ascribed to it in the Plan.
“Fiscal Midpoint” means the date that ends the sixth month of any fiscal year of the Company.
“Global Warrant” means a Warrant Certificate in global form that is deposited with the Depositary or with the Custodian.
“Majority Holders” means, at any time, Warrantholders holding a majority of the then outstanding Warrants at such time.
“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any day on which the Exchange is open for trading for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Net Settlement” has the meaning ascribed to it in Section 4(A).

“Person” shall have the meaning ascribed to it in the Warrant Agreement. “Physical Settlement” has the meaning ascribed to it in Section 4(A).
“Plan” means the Second Amended Joint Plan of Reorganization of Alpha Natural Resources, Inc., et al., Chapter 11 Case No. 15-33896 (KRH), as confirmed by the Confirmation Order.
“Principal Exchange” means each of The New York Stock Exchange, The NASDAQ Global Market and The NASDAQ Global Select Market (or any of their respective successors).
“Qualified Second Lien Issuance” means any issuance of Common Stock, in an amount not to exceed 7.5% of the number of shares of Common Stock after giving effect to such issuance, to Second Lien Noteholders (as defined in the Plan) on terms consistent with the Second Lien Noteholder Settlement (as defined in the Plan).
“Qualifying Employee Stock” means any Common Stock and any options, warrants or other rights relating to Common Stock issued to any employee, former employee, director or consultant of the Company or any of its Affiliates pursuant to any plan, program, arrangement or agreement of the Company that is a compensatory stock ownership, stock purchase, stock option, stock appreciation right, restricted stock, restricted stock unit, phantom stock or other equity or equity-based compensation plan, program, arrangement or agreement or a bonus, pension, severance, change of control, deferred compensation, incentive compensation, profit sharing or savings plan, program, arrangement or agreement, including without limitation pursuant to any conversion, split, subdivision or consolidation of Common Stock or rights issued pursuant to any such plan, program, arrangement or agreement in each case adopted, or entered into, in the ordinary course of business (including in respect of new hires).
“Registry” shall have the meaning ascribed to it in the Warrant Agreement. “Reorganization” means any consolidation, merger, statutory share exchange or similar transaction, any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or any recapitalization, reclassification or change of the Common Stock (other than reclassifications as described in Section 12(A)).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Settlement Date” shall have the meaning ascribed to it in Section 5. “Shares” shall have the meaning ascribed to it in Section 2.
“Stipulation and Order” has the meaning ascribed to it in the Stipulation and Agreed Order Among the Debtors, the Agents, the Second Lien Parties and the Creditors' Committee (I) Waiving Exit Facility Condition to the Effective Date And (II) Granting Certain Related Relief entered on July 21, 2016 in the chapter 11 cases of Alpha Natural Resources, Inc., et al., Case No. 15-33896 (KRH) (Bankr. E.D. Va.).

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.
“trading day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Common Stock generally occurs on the Exchange; provided that if the Common Stock is not so listed or traded, “trading day” means a business day.
“Transfer Agent” means Computershare Trust Company, N.A., as transfer agent of the Company, and any successor transfer agent.
“Underlying Common Stock” means the shares of Common Stock issuable or issued upon the exercise of the Warrants.
“Unit of Exchange Property” has the meaning set forth in Section 12(E).
“Valuation Day” means, with respect to any determination of Fair Market Value pursuant to clause (i) of the definition thereof, each trading day included in the applicable Valuation Period.
“Valuation Period” means, with respect to any determination of Fair Market Value pursuant to clause (i) of the definition thereof, the ten consecutive trading days immediately preceding the relevant Exercise Date or other day as of which Fair Market Value is being determined.
“Voting Securities” means the common stock and any other securities of a Person of any kind or class having power generally to vote in the election of directors.
“Warrant” means a right to acquire a number of shares of the Company’s Common Stock calculated pursuant to Section 4, which is designated as a Series A Warrant. References herein to “Warrant” shall include the Global Warrant where the context requires. For the avoidance of doubt, “Warrant” does not include any other warrants.
“Warrant Agent” has the meaning set forth in Section 17. “Warrant Agreement” has the meaning set forth in Section 17.
“Warrant Certificate” means a fully registered certificate evidencing Warrants. “Warrantholder” means a registered owner of Warrants as set forth in the Registry.
“Warrant Share Number” means one, as subsequently adjusted from time to time pursuant to the terms of this Warrant Certificate and the Warrant Agreement.

2.    Number of Shares; Exercise Price. This certifies that, for value received, [Cede & Co.]1 [            ]2, and any of its registered assigns, is the registered owner of [the number of Warrants set forth on Annex A hereto]3[        Warrants4], each of which entitles the Warrantholder, upon exercise thereof pursuant to Section 3, to acquire from the Company a number of fully paid and nonassessable shares of Common Stock (each a “Share” and collectively the “Shares”) calculated pursuant to Section 4. The Warrant Share Number and the Exercise Price are subject to adjustment as provided herein, and unless otherwise specified, all references to “Warrant Share Number” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.
3.    Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, each Warrant is exercisable by the relevant Warrantholder, at any time or from time to time during the Exercise Period by (i) the surrender of such Warrant to the Warrant Agent and the delivery to the Warrant Agent of the Exercise Notice annexed hereto, duly completed and executed (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 19) and (ii) if such Warrantholder validly elects Physical Settlement in accordance with Section 4(A), paying to the Company the applicable Exercise Price. The “Exercise Period” shall commence upon the execution and delivery of this Warrant Certificate by the Company on the date hereof and shall continue up to and including the Expiration Time. The “Expiration Time” shall be 5:00 p.m. New York City time on the seventh anniversary of the date of execution and delivery of this Warrant Certificate or, if such day is not a business day, the next succeeding day that is a business day . The “Exercise Date” shall be the date on which a Warrantholder surrenders the Warrant and delivers an Exercise Notice in conformity with this Section 3 and, if applicable, pays the Exercise Price in conformity with this Section 3 (unless such surrender, delivery and payment (if applicable) occur after 5:00 p.m. New York City time on a business day or on a date that is not a business day, in which event the Exercise Date shall be the next following business day). In the case of a Global Warrant, any person with a beneficial interest in such Global Warrant shall effect compliance with the requirements of this Section 3 through the relevant Agent Members in accordance with the procedures of the Depositary.
In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent, which shall cause an adjustment to be made to Annex A to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Warrantholder or its nominee or custodian. In the case of a Definitive Warrant, whenever some but not all of the Warrants
1 Include for Global Warrant.
2 Include for Definitive Warrants.
3 Include for Global Warrant.
4 Include for Definitive Warrants.

represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, and in any event not exceeding five business days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofore represented by such Definitive Warrant less the number of Warrants then exercised.
If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder or the Depositary, as applicable.
Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.
A Warrantholder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Warrant Certificate as of the close of business on the relevant Determination Date upon the exercise of the Warrants in accordance with this Section 3 and Section 5 below.
The Exercise Price in connection with any Physical Settlement of a Warrant may be paid either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company or, in respect of a Global Warrant, otherwise in accordance with the applicable procedures of the Depositary.
4.    Settlement.
(A)    Notwithstanding any provisions herein to the contrary, a Warrantholder that elects to exercise a Warrant shall elect to either (i) pay the applicable Exercise Price in respect of such Warrant to the Company (“Physical Settlement”) or (ii) net settle such Warrant in accordance with Section 4(C) in lieu of paying the Exercise Price (“Net Settlement”), by marking the applicable box in the relevant Exercise Notice or, in respect of a Global Warrant, otherwise in accordance with the applicable procedures of the Depositary; provided that a Physical Settlement election shall be invalid (and Net Settlement shall apply) if, as of the date of such Exercise Notice, the Confirmation Order does not provide that Section 1145 of Title 11, U.S. Code, as amended, is applicable to the Warrants and the shares of Common Stock underlying the Warrants.
(B)    In the event that a Warrantholder validly elects Physical Settlement in respect of any exercise of any Warrants evidenced by this Warrant Certificate in accordance with Sections 3 and 4(A) hereof, the Warrantholder shall receive, and the Company shall promptly issue to such

Warrantholder, a number of Shares for each Warrant so exercised equal to the Warrant Share Number.
(C)    In the event that Net Settlement applies in respect of any exercise of any Warrants evidenced by this Warrant Certificate in accordance with Sections 3 and 4(A) hereof, the Warrantholder shall receive, and the Company shall promptly issue to such Warrantholder, a number of Shares for each Warrant so exercised equal to the greater of (x) zero and (y) “X” as determined pursuant to the following formula:

X = Y x	(A - B)
A
Where:
Y = the Warrant Share Number (as of the Determination Date);
A = the Fair Market Value of one share of the Common Stock; and
B = the Exercise Price (as of the Determination Date).
The Company shall make all calculations under this Section 4, and the Warrant Agent shall have no duty or obligation to verify or confirm the Company’s calculations.
5.    Issuance of Shares; Authorization; Listing. Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate shall be (i) issued in such name or names as the exercising Warrantholder may designate and (ii) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees (A) if the Shares are delivered through the facilities of the Depositary, via book- entry transfer crediting the account of such Warrantholder (or the relevant Agent Member for the benefit of such Warrantholder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (B) otherwise in certificated form by physical delivery to the address specified by the Warrantholder in the Exercise Notice. The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system. The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, and in any event on or prior to the fourth business day after the applicable Determination Date (such date of delivery, the “Settlement Date”).
The Company hereby represents, warrants and covenants that any Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate in accordance with the provisions of Sections 3, 4 and 5 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Warrantholder, income and other taxes based on income or gain incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder for all purposes as of the close of business on the applicable Determination Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of Warrants evidenced by this Warrant Certificate, the aggregate Warrant Share Number for all Warrants evidenced by this Warrant Certificate. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of the Warrants evidenced by this Warrant Certificate, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares after issuance. The Company will use its reasonable best efforts to ensure that the Shares may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the Shares are listed or traded.
6.    No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of Warrants evidenced by this Warrant Certificate. In lieu of any fractional Share to which a Warrantholder would otherwise be entitled upon an exercise of Warrants, such Warrantholder shall be entitled to receive a cash payment equal to the value of such fractional Share based on the Fair Market Value of the Common Stock as of the applicable Determination Date. The number of full Shares that shall be issuable upon an exercise of Warrants by a Warrantholder at any time shall be computed on the basis of the aggregate number of Shares which may be issuable pursuant to the Warrants being exercised by that Warrantholder at that time. The beneficial owners of the Warrants and the Warrantholder, by their acceptance hereof, expressly agree to receive cash in lieu of any fractional Share in accordance with this Section 6 and hereby waive their right to receive a physical certificate representing such fractional Share or any physical Warrant Certificate representing a fractional Warrant upon exercise of any Warrant.
Whenever a payment for fractional Shares is to be made by the Warrant Agent under any section of this Warrant Certificate or the Warrant Agreement, the Company shall (i) provide to the Warrant Agent in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments.
7.    No Rights as Stockholders; Transfer Books. Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Warrants to any voting rights or other rights as a stockholder of the Company prior to the applicable Determination Date. The Company will at no time close its transfer books against transfer of the Warrants in any manner which interferes with the timely transfer and exercise of the Warrants.
8.    Charges, Taxes and Expenses. Issuance of Shares in certificated or book-entry form to a Warrantholder upon the exercise of Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares (other than income and other taxes based on income or gain incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith), all of which taxes and expenses shall be paid by the Company.
9.    Transfer/Assignment. Subject to compliance with applicable securities laws, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 3; provided that if this Warrant Certificate is a Global Warrant registered in the name of the Depositary, transfers of such Global Warrant may only be made in accordance with the Warrant Agreement. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrant Certificate pursuant to this Section 9 shall be paid by the Company, but the Company may require a Warrantholder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Warrantholder of new Warrant Certificate issued upon such transfer being different from the name of the Warrantholder of the old Warrant Certificate surrendered for transfer.
If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, (a) the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under this Warrant Certificate with respect to the Global Warrant held on their behalf by the Depositary or the Custodian, and (b) the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever, except, in each case, to the extent set forth herein.
Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as otherwise may be provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in the Warrant Agreement. The holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant or the Warrant Agreement.
10.    Exchange of Warrants. This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Warrants.
11.    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.
12.    Adjustments and Other Rights. The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 12; provided that no single event shall be subject to adjustment under more than one subsection of this Section 12 (other than in the case of a dividend or distribution of different types of property, in which case Section 12(A) or 12(B) shall apply to the appropriate parts of each such dividend or distribution); provided further that any issuance of Common Stock upon exercise of the Warrants shall not itself give rise to any adjustment under this Section 12.
(A)    Adjustments upon Certain Transactions. The Exercise Price and Warrant Share Number shall be adjusted pursuant to the formulas below in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock,
(ii)    subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or
(iii)    combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares. Such adjustments shall become effective (x) in the case of clause (i) above, at the close of business on the record date for such dividend or distribution or (y) in the case of clause (ii) or (iii) above, at the open of business on the effective date of such event. In the event that a dividend or distribution described in clause (i) above is not so paid or made, the Exercise Price and the Warrant Share Number shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, as the case may be, to be the Exercise Price and the Warrant Share Number that would be in effect if such record date had not been fixed.

Ua = Ub x	Oa
Ob

Pa = Pb x	Ob
Oa
Where:
Ub = Warrant Share Number before the adjustment
Ua = Warrant Share Number after the adjustment
Pb = Exercise Price before the adjustment
Pa = Exercise Price after the adjustment
Ob = Shares of Common Stock outstanding immediately before the transaction in question
Oa = Shares of Common Stock outstanding after the transaction in question
(B)    Certain Dividends and Distributions. If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock of shares of securities, evidences of indebtedness, assets, cash, rights or warrants (other than dividends of shares of Common Stock for which an adjustment is made pursuant to paragraph Section 12(A) or any other dividends or distributions for which an adjustment is made pursuant to paragraph 12(D)), the Exercise Price and Warrant Share Number shall be adjusted pursuant to the formulas below. Such adjustments shall become effective at the close of business on the record date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Exercise Price and the Warrant Share Number shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, as the case may be, to be the Exercise Price and the Warrant Share Number that would be in effect if such record date had not been fixed.

Ua = Ub x	M
M - D

Pa = Pb x	M - D
M
Where:
Ub = Warrant Share Number before the adjustment
Ua = Warrant Share Number after the adjustment

Pb = Exercise Price before the adjustment
Pa = Exercise Price after the adjustment
M = Fair Market Value per share of Common Stock determined as of the record date
D = Fair Market Value of the dividend or distribution made per share of Common Stock
(C)    Tender Offers. If a publicly-announced tender offer made by the Company or any of its Subsidiaries for the Common Stock (other than a Reorganization described in Section 12(E)) shall be consummated, to the extent that the cash and Fair Market Value of any other consideration included in the payment per share of Common Stock exceeds the Fair Market Value of the Common Stock as of the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such a tender offer, then the Exercise Price and the Warrant Share Number shall be adjusted pursuant to the formulas below, provided that the Exercise Price shall not be increased (and the Warrant Share Number shall not be decreased) as a result of this Section 12(C). Such adjustments shall be determined on the date on which such tender offer is consummated, but shall become effective as of the date on which such tender offer expires.

Ua = Ub x	Oa x M
(Ob x M) - E

Pa = Pb x	(Ob x M) - E
MOa x M
Where:
Ub = Warrant Share Number before the adjustment
Ua = Warrant Share Number after the adjustment
Pb = Exercise Price before the adjustment
Pa = Exercise Price after the adjustment
M = Fair Market Value per share of the Common Stock as of the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such tender offer
E = the aggregate Fair Market Value of all cash and any other consideration paid or payable for shares of Common Stock in the tender offer
Ob = Shares of Common Stock outstanding immediately before consummation of such tender offer

Oa = Shares of Common Stock outstanding immediately after giving effect to such tender offer
(D)    Discounted Issuances. Except to the extent an adjustment in respect of such transaction is made in accordance with Section 12(E) below, in case of any transaction in which the Company issues any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock (other than (x) Qualifying Employee Stock or (y) a Qualified Second Lien Issuance) for an Effective Price that is lower than the Exercise Price on the business day immediately prior to the date of pricing of such transaction (each, a “Discounted Issuance”), (1) the Exercise Price effective immediately following such Discounted Issuance shall be determined by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock outstanding at the close of business on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of shares of Common Stock that the aggregate Effective Price would purchase at the Exercise Price per Share on such business day, and the denominator of which is the sum of (x) the number of shares of Common Stock outstanding at the close of business on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of shares of Common Stock offered for subscription or purchase or into which such rights, options or convertible or exchangeable securities are exercisable, convertible or exchangeable, as the case may be, pursuant to the Discounted Issuance, and (2) the Warrant Share Number effective immediately following such Discounted Issuance shall be determined by multiplying the Warrant Share Number in effect immediately prior to such adjustment by a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock outstanding at the close of business on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of shares of Common Stock offered for subscription or purchase or into which such rights, options or convertible or exchangeable securities are exercisable, convertible or exchangeable, as the case may be, pursuant to the Discounted Issuance, and the denominator of which is the sum of (x) the number of shares of Common Stock outstanding at the close of business on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of shares of Common Stock that the aggregate Effective Price would purchase at the Exercise Price per Share on such business day. For the avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ua = Ub x	Ob + 1
Ob + F

Pa = Pb x	Ob + F
Ob + 1
Where:
Ub = Warrant Share Number before the adjustment
Ua = Warrant Share Number after the adjustment

Pb = Exercise Price per Share before the adjustment
Pa = Exercise Price per Share after the adjustment
F = Shares of Common Stock that aggregate Effective Price could purchase at the Exercise Price per Share on the business day immediately prior to the date of pricing of the Discounted Issuance
I = number of shares of Common Stock issued or deemed issued
Ob = Shares of Common Stock outstanding at the close of business on the business day immediately prior to the date of pricing of the Discounted Issuance.
For the avoidance of doubt, in no event shall the Exercise Price be increased or the Warrant Share Number be decreased as a result of this Section 12(D). Any adjustment made pursuant to this Section 12(D) shall become effective at the close of business on the date of pricing for the Discounted Issuance. To the extent that shares of Common Stock, rights, options or convertible or exchangeable securities are not issued, the Exercise Price and Warrant Share Number shall be readjusted, effective as of the date when the Board of Directors determines not to make such issuance, to be the Exercise Price and the Warrant Share Number that would be in effect if the Discounted Issuance had not been priced. To the extent that shares of Common Stock are not delivered after the expiration of such rights or options, or maturity of such convertible or exercisable securities, as the case may be, the Exercise Price and Warrant Share Number shall be readjusted to the Exercise Price and Warrant Share Number that would then be in effect had the adjustment with respect to the issuance of such rights, options or convertible or exchangeable securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.
(E)    Reorganizations. In the case of any Reorganization in which the Common Stock is converted into or exchanged for or becomes the right to receive cash, securities or other property (“Exchange Property”), then, following the effective time of such Reorganization, a Warrantholder’s right to receive Shares upon exercise of the Warrants evidenced by this Warrant Certificate shall be converted into the right to exercise such Warrants to acquire, with respect to each share of Common Stock that would have otherwise been deliverable hereunder, the type and amount of Exchange Property that the holder of one Share would have been entitled to receive in such Reorganization (a “Unit of Exchange Property”); provided that if the Exchange Property consists solely of cash, on the effective date of such Reorganization, each Warrantholder shall receive, in respect of each Warrant it holds, at the same time and upon the same terms as holders of Common Stock receive the cash in exchange for their shares of Common Stock, an amount of cash equal to the greater of (i) (x) the amount of cash that such Warrantholder would have received if such Warrantholder owned, as of the record date for such Reorganization, a number of shares of Common Stock equal to the Warrant Share Number in effect on such record date, minus (y) the Exercise Price multiplied by the Warrant Share Number and (ii) USD 0, and upon the Warrantholder’s receipt of such cash (if any) in respect of such Warrant, such Warrant shall be deemed to have been exercised in full and cancelled. With respect to any exercise of Warrants following the effective time of such Reorganization, the number of Units of Exchange Property issuable upon exercise of a Warrant shall be calculated pursuant to Section 4; provided that, with respect to each Exercise Date and Valuation Day following such Reorganization, each reference in Section 4 to a “Share” or a “share of Common Stock” shall be deemed to refer to a Unit of Exchange Property.
In the case of any Reorganization in which holders of Common Stock may make an election as between different types of Exchange Property, a Warrantholder shall be deemed to have elected to receive upon exercise of the Warrants (unless Majority Holders otherwise notify the Company), first, Voting Securities, second, cash, and third other securities or property. The Company shall not effect any Reorganization unless the Company first shall have made appropriate provision to ensure that applicable provisions of this Warrant Certificate (including, without limitation, the provisions of this Section 12) shall immediately after giving effect to such Reorganization be assumed by and binding on the other party to the Reorganization (or the successor, parent company and/or issuer of such Exchange Property, as appropriate) and applicable to any Exchange Property deliverable upon the exercise of Warrants, pursuant to a customary assumption agreement in form and substance reasonably satisfactory to Majority Holders. Any such assumption agreement shall also include any amendments to this Warrant Certificate necessary to effect the changes to the terms of the Warrants described in this Section 12(E) and preserve the intent of the provisions of this Warrant Certificate (including, without limitation, the adjustment provisions in this Section 12). The provisions of this Section 12(E) shall similarly apply to successive Reorganizations.
The Company shall notify the Warrant Agent of any such proposed Reorganization reasonably prior to the consummation thereof so as to provide the Warrantholders with a reasonable opportunity to confirm compliance with the terms hereof and, if they elect, to exercise the Warrant in accordance with the terms and conditions hereof prior to consummation of the Reorganization, and the Company shall cause such notice to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 19 hereof; provided that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Warrant Agent and the Warrantholders shall be provided the same notice given to the holders of Common Stock of the Company.
(F)    Changes in Distribution Cash. If any additional cash (or cash equivalent) portion of the First Lien Lender Distribution is distributed to the First Lien Lenders subsequent to the calculation (in accordance with the Plan) of the Exercise Price as initially set forth herein (any such additional cash (or cash equivalent), “Additional Cash”), including as contemplated by the Stipulation and Order, and the then-current Exercise Price was calculated without taking into account such Additional Cash, then the Exercise Price shall be adjusted, effective as of the date such Additional Cash is distributed to the First Lien Lenders, to an amount equal to the Exercise Price that would have been calculated (in accordance with the Plan) and initially set forth herein as of the date of issuance had the cash (or cash equivalent) portion of the First Lien Lender Distribution reflected all Additional Cash as of the date of the original calculation (with such adjustment, for the avoidance of doubt, taking into account any previous adjustments to the Exercise Price pursuant to the terms hereof).

(G)    Certain Other Events. If the Company takes any action affecting the Common Stock, other than actions described in this Section 12, and in the opinion of the Board of Directors, in its sole discretion, such action would materially adversely affect the exercise rights of the Warrantholders, then the Exercise Price for the Warrants and/or the Warrant Share Number shall be adjusted, to the extent permitted by law, in such a manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances.
(H)    Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the Warrant Share Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more, or on exercise of a Warrant if it shall earlier occur.
(I)    Notice of Adjustment. Whenever the Warrant Share Number, the number of shares of stock or property other than Common Stock issuable upon the exercise of the Warrants or the Exercise Price is adjusted, or the type of securities or property to be delivered upon exercise of the Warrants is changed, as herein provided, the Company shall deliver to the Warrant Agent a notice of such adjustment or adjustments and shall deliver to the Warrant Agent a statement setting forth the Warrant Share Number, the number and type of shares of stock or property other than Common Stock issuable upon the exercise of a Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made, and the Company shall cause such notice and statement to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 19 hereof. Any failure by the Company to deliver such notice shall not affect the validity of the relevant adjustments.
(J)    Notice of Action. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant), the Company shall deliver to the Warrant Agent a notice and shall cause such notice to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 19 hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
(K)    Adjustment Rules. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below $0.01 then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to $0.01 and not lower.
(L)    Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Global Market, NASDAQ Global Select Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that a Warrantholder is entitled to receive upon exercise of a Warrant pursuant to Section 4, after giving effect to the adjustment that would be made under this Section 12.
13.    Notice of Dividends and Distributions. At any time when the Company declares any dividend or other distribution on its Common Stock and the Company’s Common Stock is not listed on a national securities exchange, it shall give notice to the Warrant Agent of any such declaration not less than 15 days prior to the related record date for payment of the dividend or distribution so declared and shall cause such notice to be sent or communicated to the Warrantholders and holders of a beneficial interest in a Global Warrant in the manner set forth in Section 19 hereof.
14.    No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders.
15.    Governing Law. This Warrant Certificate and the Warrants evidenced hereby will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
16.    Binding Effect; Countersignature by Warrant Agent. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent (as defined below) or its agent as provided in the Warrant Agreement (as defined below) countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.
17.    Warrant Agreement; Amendments. This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of July 26, 2016 (the “Warrant Agreement”),

between the Company and Computershare Trust Company, N.A. and Computershare Inc. (collectively, the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants and the Warrantholders consent by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders upon written request to the Warrant Agent at the address of the Warrant Agent (or successor warrant agent) set forth in the Warrant Agreement. The Warrant Agreement and this Warrant Certificate may be amended and supplemented and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.
18.    Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholders to an adjustment of the Exercise Price if the aggregate Warrant Share Number after such action for the Warrants evidenced by this Warrant Certificate, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of, or underlying, all outstanding options, warrants, conversion and other rights (without duplication), would exceed the total number of shares of Common Stock then authorized by its Charter.
19.    Notices. Unless this Warrant Certificate is a Global Warrant, any notice or communication mailed to the Warrantholders shall be mailed to each Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to holders of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such holders shall be deemed to be effective at the time of dispatch to the Depositary.
20.    Annual Statements and Appraisals.
(A)    Annual Statements. If, as of the last day of any fiscal year of the Company, the Common Stock is not listed on a Principal Exchange, then, within 90 days after the last day of such fiscal year, the Company shall deliver to the Warrant Agent and each Warrantholder annual audited financial statements of the Company, which shall include, without limitation, (A) a calculation of EBITDA with a reconciliation to the audited operating and cash flow statements and (B) a management discussion and analysis of the Company consistent with the requirements of Regulation S-K under the Exchange Act for such fiscal year.
(B)    Appraisals.
(i)    If the Common Stock is not listed on a Principal Exchange as of the last day of any fiscal year of the Company, then, within 90 days after such day, the Company shall deliver to the Warrant Agent and each Warrantholder an Appraisal as of the last day of such fiscal year.

(ii)    If the Common Stock is not listed on a Principal Exchange as of any Fiscal Midpoint that occurs on or after the fourth anniversary of the date of the Warrant Agreement, then, within 45 days after such Fiscal Midpoint, the Company shall deliver to the Warrant Agent and each Warrantholder an Appraisal as of such Fiscal Midpoint.
(iii)    If (x) the Common Stock is not listed on a Principal Exchange as of any day in a fiscal year after the Fiscal Midpoint for such fiscal year and (y) such Fiscal Midpoint is prior to the fourth anniversary of the date of the Warrant Agreement, then, upon request by any Warrantholder to the Company on such day, the Company shall deliver to the Warrant Agent and each Warrantholder, within 45 days of such request, an Appraisal as of such Fiscal Midpoint; provided that in no event shall the Company be required to complete more than one Appraisal pursuant to this Section 20(B)(iii) in respect of any Fiscal Midpoint.
(C)    Appraisals Following an Exercise Date.
(i)    If, as of any Exercise Date for which a Current Appraisal is required to determine Fair Market Value, where such Exercise Date occurs prior to the first triggered requirement to deliver an Appraisal pursuant to Section 20(B), the Company shall deliver an Appraisal to the Warrant Agent and each Warrantholder as promptly as practicable following such Exercise Date.
(ii)    Within ten days of any Exercise Date for which a Current Appraisal is required to determine Fair Market Value, the Company may elect, by notice to the Warrant Agent and each Warrantholder, to have an Appraisal conducted for purposes of determining Fair Market Value in respect of such Exercise Date, and shall deliver such Appraisal to the Warrant Agent and each Warrantholder as promptly as practicable following such notice; provided that the Company shall not make an election pursuant to this Section 20(C)(ii) more than twice in any 90-day period.
(iii)    Notwithstanding anything herein to the contrary, in respect of any exercise of Warrants (x) for which Section 20(C)(i) applies, (y) where the Company makes an election pursuant to Section 20(C)(ii), or (z) where the Current Appraisal is determined pursuant to Section 20(D), then, in each such case any such exercising Warrantholder shall have the right to revoke its Exercise Notice until 5:00 p.m. New York City time on the tenth business day immediately following the date an Appraisal is delivered, by notice to the Company and the Warrant Agent, specifying: (1) the number of Warrants with respect to which such notice of revocation is being submitted, (2) if Definitive Warrants have been issued, the certificate number of the Warrant(s) in respect of which such notice of withdrawal is being submitted, and (3) the number, if any, of Warrants that remain subject to the original Exercise Notice; provided that if the Warrants are Global Warrants, the notice must comply with appropriate procedures of the Depositary.
(D)    Disputes. Any Warrantholder(s) may dispute any Appraisal by notice to the Warrant Agent and the Company within 30 days following the delivery of such Appraisal to the Warrantholders. If any Appraisal is so disputed, the Board shall appoint an independent valuation firm (which, for the avoidance of doubt, may not be the Financial Expert that conducted the disputed Appraisal) as an independent arbitrator to resolve such dispute. Such arbitrator’s determination of the Appraisal shall be final and binding in respect of all Warrants.

(E)    Expenses. The expense of any Appraisal delivered pursuant to Section 20(B)(i), 20(B)(ii) or 20(C) shall be borne by the Company. The reasonable expense of any Appraisal delivered pursuant to Section 20(B)(iii) shall be shared equally by the Company, on the one hand, and the Warrantholder(s) requesting such Appraisal, on the other hand. The expense of any dispute pursuant to Section 20(D) shall be shared equally by the Company, on the one hand, and the Warrantholder(s) that raised such dispute, on the other hand.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.
Dated: [    ]

CONTURA ENERGY, INC.
By:
Name:
Title:

Countersigned by:
COMPUTERSHARE INC., as Warrant Agent
By:
Authorized Signatory

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent
By:
Authorized Signatory

[SIGNATURE PAGE TO WARRANT CERTIFICATE]

Annex A
[Annex A to Global Warrant]5
The initial number of Warrants represented by the Global Warrant is [    ].
The following decreases in the number of Warrants represented by this Global Warrant have been made as a result of the exercise, cancellation, exchange or redemption of certain Warrants represented by this Global Warrant:

Date of Exercise/Cancellation/Exchange of Warrants	Number of Warrants Exercised/Cancelled/Exchanged	Total Number of Warrants Represented Hereby Following Such Exercise/Cancellation/Exchange	Notation Made by Warrant Agent/Custodian

5 Include if the Warrant is a Global Warrant.

ANNEX B
FORM OF EXERCISE NOTICE
(TO BE EXECUTED ONLY UPON EXERCISE OF SERIES A WARRANTS)
DATE:    ___________, 20__
TO:    Computershare Inc.
250 Royall Street
Canton, Massachusetts 02021
Attn: General Counsel
RE:    Election to Purchase Common Stock
The undersigned registered holder of [    ] Series A Warrants irrevocably elects to exercise the number of Series A Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Series A Warrants exercised hereby to the Company, and directs that the shares of Common Stock or other securities or property delivered upon exercise of such Series A Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Series A Warrants, be registered or placed in the name and at the address specified below and delivered thereto.
Number of Series A Warrants:
Warrantholder:
By:
Name:
Title:
Settlement:    ☐ Physical Settlement and payment of $    by wire transfer of immediately available funds
☐ Physical Settlement and payment of $    by certified or official bank or bank cashier’s check
☐ Net Settlement
Signature guaranteed by*:

* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level reasonably acceptable to the Company’s transfer agent.
Securities and/or check to be issued to:
If in book-entry form through the Depositary:
Depositary Account Number:
Name of Agent Member:
If in definitive form:
Social Security Number
or Other Identifying Number:
Name:
Street Address:
City, State and Zip Code:
Any unexercised Series A Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:
If in book-entry form through the Depositary:
Depositary Account Number:
Name of Agent Member:
If in definitive form:
Social Security Number
or Other Identifying Number:
Name:
Street Address:
City, State and Zip Code:

ANNEX C
Form of Assignment
For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Series A Warrants constituting a part of the Series A Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Series A Warrants set forth below and does irrevocably constitute and appoint [    ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Name of Assignees	Address	Number of Warrants	Social Security Number or other Identifying Number

Dated:

Holder:
By:
Name:
Title:

Signature guaranteed by*:
* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level reasonably acceptable to the Company’s transfer agent.